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                                                                   EXHIBIT 3.1.2

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:00 AM 08/26/1998
                              981334054 -- 2360603

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                          QUINTEL ENTERTAINMENT, INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is QUINTEL ENTERTAINMENT, INC.

     2.  The certificate of incorporation is hereby amended by striking out
Article: FIRST thereof and by substituting in lieu of said Article the following new Article:

         "FIRST: The name of the corporation is QUINTEL COMMUNICATIONS, INC."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                                          /s/ JEFFREY SCHWARTZ
                                          --------------------------------------
                                          Jeffrey Schwartz, President

                                          Dated: 8/25/98